FS Investment Corporation II 8-K

EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 13, 2016 (together with all exhibits and schedules hereto, this “Third Amendment”), is entered into by and between DUNNING CREEK LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender (DBNY and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.

The Borrower and DBNY are parties to a Credit Agreement dated as of May 14, 2014 by and among the Borrower and DBNY, as Administrative Agent and as a Lender, as amended pursuant to that (i) First Amendment to Credit Agreement dated as of June 4, 2014 and (ii) Second Amendment to Credit Agreement dated as of May 14, 2015 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this Third Amendment, the “Amended Credit Agreement”).

B.

The parties hereto desire, among other things, to (i) modify certain terms upon which the Lenders can terminate their Commitment prior to the Scheduled Commitment Termination Date, (ii) extend the Scheduled Commitment Termination Date, (iii) provide for a commitment fee with respect to unused Commitments, (iv) include certain terms with respect to a minimum utilization of the Commitments, and (v) amend certain of the definitions in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.

Amendment of Credit Agreement. Effective as of the Third Amendment Closing Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)

Section 2.02 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(a)

Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date. Subject to the terms and conditions set forth in Section 2.02(b) below, the Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least ten (10) days’ prior written notice to the Administrative Agent specifying the amount of such reduction (the “Commitment Reduction Amount”), which notice shall be irrevocable once given and state the effective date for such reduction (the “Reduction Effective Date”); provided that (i) no reduction may reduce the Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; and (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans. The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the pro rata reduction of such Lender’s Commitment.

(b)

Borrower may reduce the Maximum Commitment in accordance with Section 2.02(a) in all respects on at least ten (10) days’ prior written notice to the Administrative Agent if Borrower, concurrently with or prior to the effectiveness of any such reduction in the Maximum Commitment, pays to the Administrative Agent, for the account of the Lenders, a fee equal to (x) to the extent the Maximum Commitment is reduced to an amount not less than $75,000,000, the Commitment Fee that would have accrued on such portion of the Commitment Reduction Amount from the proposed Reduction Effective Date through the Scheduled Commitment Termination Date (assuming no additional borrowings hereunder with respect to the amount of such reduction following the proposed Reduction Effective Date) and (y) to the extent the Maximum Commitment is reduced below $75,000,000, the Applicable Margin that would have accrued on such portion of the Commitment Reduction Amount from the proposed Reduction Effective Date through the Scheduled Commitment Termination Date.”

(b)

Section 2.03(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Setup Fee. The Borrower shall pay to DBNY a Setup Fee in an amount and at the time as set forth in the fee letter between DBNY and the Borrower dated as of May 13, 2016 (the “May 2016 Fee Letter”). The Borrower agrees that, once paid, the fees or any part thereof payable hereunder are irrevocable and non-refundable under any circumstances. The May 2016 Fee Letter supersedes all prior fee letters, which remain valid and enforceable until the execution of the May 2016 Fee Letter.”

(a)

Section 2.03 of the Credit Agreement is hereby amended by adding the following Section 2.03(d) immediately following Section 2.03(c) thereof:

“(d)

Aggregate Excess Unused Fee. The Borrower shall pay any applicable Aggregate Excess Unused Fee to the Administrative Agent, for account of the Lenders, on each Payment Date and on the Commitment Termination Date.”

(c)

Section 2.04 of the Credit Agreement is hereby replaced in its entirety with the following:

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“Section 2.04. [Reserved].

(d)

Article 2 of the Credit Agreement is hereby amended by adding the following new Section 2.05 thereto immediately following Section 2.04 thereof:

“Section 2.05 Illegality of Lending. If at any time during the term of this Agreement a Lender (the “Affected Lender”) (a) receives a final, nonappealable order of an applicable court, tribunal or other administrative body of competent jurisdiction or (b) an applicable Governmental Authority or otherwise determines pursuant to any applicable law or regulation or interpretative guidance thereof that it is unlawful for the Affected Lender to perform its obligations as contemplated by this Agreement (a “Lending Prohibition”): then (x) the Affected Lender shall promptly notify the Administrative Agent upon becoming aware of that event (which notice shall include a reference to such Lending Prohibition and specify the applicable restrictions contained therein); (y) to the extent required pursuant to the Lending Prohibition, upon Administrative Agent notifying the Borrower (which notice shall include a reference to such Lending Prohibition and specify the applicable restrictions contained therein), the Commitment of the Affected Lender will be immediately cancelled; and (z) to the extent that the Affected Lender’s interest, rights and obligations under the credit facilities provided for herein have not been assigned and assumed by another Lender and solely to the extent that the Obligations owed to such Affected Lender hereunder have been deemed prohibited, the Borrower shall repay such Obligations deemed prohibited that are owing to the Affected Lender (notwithstanding anything to the contrary contained herein, without any prepayment penalty, premium, breakage cost or other cost owed hereunder) solely to the extent required pursuant to the Lending Prohibition within thirty (30) calendar days after the date of the Borrower’s receipt of such notice from Administrative Agent or, if earlier, the date specified by the Affected Lender in the notice delivered to Administrative Agent and by the Administrative Agent to the Borrower (being no earlier than the last day on which such payment may be made pursuant to the Lending Prohibition after giving effect to any applicable grace period permitted thereunder). Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, any pro rata payment provision), any required prepayment pursuant to this Section 2.05 will solely be on account of the outstanding Obligations owed to the Affected Lender and no payment or prepayment shall be required to be made to any other Lender, and the Commitments of the Lenders other than the Affected Lender shall be reallocated in a manner acceptable to the Administrative Agent so that, after giving effect thereto, the Loans are held ratably by such Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such prepayment). For the avoidance of doubt (but subject to the other terms and conditions contained herein), the Borrower may borrow additional Loans from the other Lenders hereunder to make such prepayment.”

(e)

Section 9.03(a) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

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“(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including email or telecopier communication) and e-mailed, mailed, telecopied or delivered, if to the Borrower, the Administrative Agent or any Lender, at its address specified on Schedule 1 or, at such other address as shall be designated by any party in a written notice to the other parties hereto; provided however that the Administrative Agent or any Lender may request a hard copy of any e-mailed notice or other communication to be sent to it at any specified address. Any notice or communication provided for hereunder shall be deemed to have been given or made (i) as of the date so delivered, if delivered personally or by overnight courier; (ii) on the date a transmission report confirming transmission is generated by the sender’s telecopy machine, if telecopied; (iii) on the date sent, if e-mailed, so long as the sender does not receive a bounce-back message within a reasonable time after delivery; and (iv) five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).”

(f)

The definitions of “Applicable Margin,” “Commitment Fee,” “Maximum Commitment,” and “Scheduled Commitment Termination Date” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

““Applicable Margin” means 1.70% per annum.”

““Commitment Fee” means, for each day following the Third Amendment Closing Date, the Unused Amount as of such day multiplied by a fraction, the numerator of which is, from and after the Third Amendment Closing Date, 0.75% and the denominator of which is 360.”

““Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $150,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.05 (Illegality of Lending) and (b) on and after the Commitment Termination Date, zero.”

““Scheduled Commitment Termination Date” means May 14, 2017.”

(g)

The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

““Aggregate Excess Unused Fee” means, for any Interest Period, the sum of the Excess Unused Fee (if any) for each day during such Interest Period.”

““Excess Unused Amount” means, for any date of determination, an amount equal to the excess, if any, of (x) $75,000,000 less (y) the aggregate principal amount of Loans outstanding on such date (including Loans made on such date and Loans to be made pursuant to a Borrowing Request submitted by the Borrower or the Manager on or prior to such date).”

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““Excess Unused Fee” means, for any day on which an Excess Unused Amount exists, 0.95% of the Excess Unused Amount for such day multiplied by a fraction the numerator of which is 1 and the denominator of which is 360.”

““May 2016 Fee Letter” has the meaning set forth in Section 2.03(a).”

““Third Amendment Closing Date” means May 13, 2016.”

(h)

The Commitment of Deutsche Bank AG, New York Branch, as Lender, shall, from and after the Third Amendment Effective Date, be replaced with the Commitment of DBNY set forth on its signature page hereto.

(i)

Schedule 1 of the Credit Agreement is hereby replaced with Schedule 1 hereto.

Section 2.

Conditions Precedent. It shall be a condition precedent to the effectiveness of Section 1 of this Third Amendment that each of the following conditions is satisfied (the date on which such effectiveness occurs, the “Third Amendment Closing Date”):

(a)

Agreements. The Administrative Agent shall have received executed counterparts of this Third Amendment and the May 2016 Fee Letter duly executed and delivered by an Authorized Representative of the Borrower.

(b)

Evidence of Authority. The Administrative Agent shall have received:

(1)

a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Third Amendment Closing Date, as to:

(i)

the authority of the Borrower to execute and deliver this Third Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Third Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)

the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2)

such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

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(c)

Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as reference in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Third Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1)

all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)

all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3)

all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)

no Default or Event of Default shall be continuing.

(d)

Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FSIC II Advisor, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)

Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f)

Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)

FSIC II Advisor Letter. The Administrative Agent shall have received from FSIC II Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FSIC II Advisor Letter entered into in connection with the Credit Agreement.

(h)

Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses (x) then due and payable to it under the Credit Agreement and the May 2016 Fee Letter and (y) incurred in connection with negotiating and documenting this Third Amendment; it being understood that payment of fees under the 2016 Fee Letter shall not count toward utilization of the limit set forth in clause (x) of the definition of “Administrative Expenses” or toward utilization of any other limit, cap or basket set forth in any Credit Document.

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(i)

After giving effect to Section 1 of this Third Amendment and any requested Borrowing on the Third Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)

Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Third Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Third Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Third Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3.

Miscellaneous.

(a)

GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)

Amendments, Etc. None of the terms of this Third Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)

Severability. If any one or more of the covenants, agreements, provisions or terms of this Third Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Third Amendment and shall in no way affect the validity or enforceability of the other provisions of this Third Amendment.

(d)

Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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(e)

Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)

Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Third Amendment.

(g)

Entire Agreement. This Third Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

DUNNING CREEK LLC,
as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to Third Amendment]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Director

By:	/s/ Miller Brownstein
Name: Miller Brownstein
Title: Director

[Signature Page to Third Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Director

By:	/s/ Miller Brownstein
Name: Miller Brownstein
Title: Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Amount of Commitment	Percentage
$150,000,000	100%